FIRST AMENDMENT TO THE
ETF FUND ACCOUNTING SERVICING AGREEMENT
    THIS FIRST AMENDMENT (this “Amendment”) to the ETF Fund Accounting Servicing Agreement (the “Agreement”), dated as of August 29, 2022, is made and entered into by and between FUNDX INVESTMENT TRUST, a Delaware statutory trust, (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS”).
RECITALS
    WHEREAS, the parties have entered into an Agreement; and
WHEREAS, the parties desire to convert FundX Conservative Upgrader Fund and
 FundX Flexible Income Fund from mutual funds to ETFs; and
WHEREAS, this Amendment will be in effect upon the conversion to ETF on October 6, 2023 (the “Conversion Date”). However, if such conversion is not completed by October 31, 2023, this Agreement shall not go into effect; and
WHEREAS, FundX Conservative Upgrader Fund will be known as FundX Conservative ETF and FundX Flexible Income Fund will be known as FundX Flexible ETF post conversion; and
WHERESAS, the parties desire to amend the fee schedule, which shall become effective on November 1, 2023; and
WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by the parties and authorized or approved by the Board of Trustees.
    NOW, THEREFORE, the parties agree as follows:
Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.
Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Exhibit B attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
    IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the Conversion Date.

FUNDX INVESTMENT TRUST        U.S. BANCORP FUND SERVICES, LLC

By: ______________________________    By: ________________________________
Name: ___________________________    Name: ______________________________
Title: ____________________________    Title: _______________________________
Date: ____________________________    Date: _______________________________

Exhibit A to the Fund Accounting Servicing Agreement
Separate Series of FundX Investment Trust
Name of Series
FundX ETF
FundX Aggressive ETF
FundX Conservative ETF
FundX Flexible ETF

Exhibit B to the Fund Accounting Servicing Agreement

Fund Accounting Services Fee Schedule

Annual Fund Accounting Fee is a Combined Fee with Fund Administration
Basis points
N/A
N/A
N/A
N/A

Combined Fee with Fund Administration

All schedules subject to change depending upon the use of unique security types requiring special pricing or accounting arrangements
Chief Compliance Officer Support Fee
■N/A
Data Services
■$__ - Listed Instruments and rates which may include but are not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
■$ __ - Lower Tier Cost Fixed Income Instruments which may include but are not limited to: Domestic Corporate Governments and Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
■$ __ - Higher Tier Cost Fixed Income Instruments which may include but are not limited to: CMO and Asset Backed Securities, Money Market Instruments, Foreign Corporates, Governments and Agency Bonds, and High Yield Bonds
■$__ - Bank Loans
■$ __ - Intraday money market funds pricing, up to 3 times per day
■$ __ per Month Manual Security Pricing (>__per day)

■Derivative Instruments are generally charged at the following rates:
●$ __ - Interest Rate Swaps, Foreign Currency Swaps
●$ __ - Swaptions
●$ __ - Credit Default Swaps

NOTE: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.
Corporate Actions and Factor Services
■$ __ per Foreign Equity Security per Month
■$ __ per Domestic Equity Security per Month
■$ __ per CMOs, Asset Backed, Mortgage Backed Security per Month
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Fair Value Services, SWIFT processing and customized reporting.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added for other services and unique fund structures such as Master/ Feeder funds.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).